                                                                     EXHIBIT 1.2

                                                             INDYMAC MBS 1999-__

                                 INDEMNIFICATION
                                       AND
                             CONTRIBUTION AGREEMENT

        AGREEMENT, dated ________________, 1999 (this "Agreement"), among IndyMac MBS, Inc., a Delaware corporation (the "Depositor"), the Seller (as defined below) and the Broker Dealers (as defined below).

                                   WITNESSETH:

        WHEREAS, the Depositor and one or more of the Broker Dealers are parties to the Underwriting Agreement (defined below), providing for the sale by the Depositor and the purchase, severally and not jointly, by such Broker Dealers of the Public Certificates (defined below); and

        WHEREAS, the Depositor and one or more of the Broker Dealers are parties to a Purchase Agreement (defined below), providing for the sale by the Depositor and the purchase, severally and not jointly, of the Private Certificates (defined below); and

        WHEREAS, as an inducement to the Broker Dealers to enter into the Underwriting Agreement and the Purchase Agreement, the Depositor and the Broker Dealers wish to provide for indemnification and contribution on the terms and conditions hereinafter set forth; and

        WHEREAS, the purchase price to be paid by the Depositor to the Seller for the Mortgage Loans will be the proceeds of the sale by the Depositor to the Broker Dealers of the Public Certificates and the Private Certificates and as an inducement to the Broker Dealers to enter into the Underwriting Agreement and the Purchase Agreement, the Seller agrees to perform certain obligations set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

        1.1    Certain Defined Terms.

               The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

               Act:  The Securities Act of 1933, as amended.

               Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

               Base Prospectus: The prospectus dated _________________, 1999 as the same may be amended or supplemented, of the Depositor relating to the offering from time to time of one or more series of mortgage pass-through certificates.

               Broker Dealer: Each of the signatories to this Agreement other than the Depositor or the Seller.

               Certificates: Mortgage Pass-Through Certificates, Series 1999-__ of IndyMac MBS, Inc.

               Closing Date:  On or about _________________, 1999.

               Computational Materials: Computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

               Depositor: IndyMac MBS, Inc., a Delaware corporation and its successors in interest.

               Depositor Memorandum Information: All information contained or incorporated in the Memorandum other than the Purchaser Information.

               Depositor Prospectus Information: All information contained or incorporated in the Prospectus other than the Senior Underwriter Information, the Mezzanine Underwriter Information and the PO Underwriter Information.


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               Depositor Registration Information: All information contained or incorporated in the Registration Statement.

               Exchange Act:  The Securities Exchange Act of 1934, as amended.

               Form 8-K: The Current Report on Form 8-K, if any, filed by or on behalf of the Depositor with respect to the Mortgage Loans and including any Computational Materials furnished by one or more of the Broker Dealers.

               Memorandum: The Confidential Private Placement Memorandum, if any, dated the Closing Date, as the same may be amended or supplemented, of the Depositor relating to the Related Private Certificates.

               Mezzanine Certificates: The ________________________
Certificates.

               Mezzanine Spread: The excess, if any, of (i) the purchase prices paid by investors to the Mezzanine Underwriter for the Mezzanine Certificates over (ii) the purchase price paid by the Mezzanine Underwriter to the Depositor for the Mezzanine Certificates pursuant to the Underwriting Agreement.

               Mezzanine Underwriter: The Broker Dealer which is purchasing the Mezzanine Certificates pursuant to the Underwriting Agreement.

               Mezzanine Underwriter Information: The only written information furnished by or on behalf of the Mezzanine Underwriter to the Depositor specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Mezzanine Underwriter set forth in the Prospectus Supplement under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the Mezzanine Underwriter, furnished to the Depositor and included in the Form 8-K; provided, however, that such Computational Materials shall not include any Seller Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Seller Mortgage Loan Information.

               Offered Certificates: The Public Certificates.

               PO Underwriter: The Broker Dealer, if any, which is purchasing the Class PO Certificates, if any, pursuant to the Underwriting Agreement.

               PO Spread: The excess, if any, of (i) the purchase prices paid by investors to the PO Underwriter for the Class PO Certificates over (ii) the purchase price paid by the PO Underwriter to the Depositor for the Class PO Certificates pursuant to the Underwriting Agreement.

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               PO Underwriter Information: The only written information
furnished by or on behalf of the PO Underwriter to the Depositor specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the PO Underwriter set forth in the Prospectus Supplement under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the PO Underwriter, furnished to the Depositor and included in the Form 8-K; provided, however, that such Computational Materials shall not include any Seller Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Seller Mortgage Loan Information.

               Private Certificates: The _________________ Certificates.

               Prospectus: The Base Prospectus together with the Prospectus Supplement.

               Prospectus Supplement: The Prospectus Supplement dated the date hereof, as the same may be amended or supplemented, of the Depositor relating to the offering of the Public Certificates.

               Public Certificates: The Senior Certificates and the Mezzanine Certificates.

               Purchase Agreement: The Purchase Agreement, if any, dated the date hereof, between the Depositor and the Purchaser providing for the purchase and sale of the Private Certificates, if any.

               Purchase Spread: The excess, if any, of (i) the purchase prices paid by investors to the Purchaser for the Private Certificates over (ii) the purchase price paid by the Purchaser to the Depositor for the Private Certificates pursuant to the Purchase Agreement.

               Purchaser: The Broker Dealer, if any, which is purchasing the Private Certificates, if any, pursuant to the Purchase Agreement.

               Purchaser Information: The only written information furnished by or on behalf of the Purchaser to the Depositor specifically for use in connection with the preparation of the Memorandum, such information being the information relating to the Purchaser set forth in the Memorandum under the caption "Method of Placement."

               Registration Statement: As defined in the Underwriting Agreement.

               Retained Certificates: The __________________ Certificates.

               Seller: IndyMac, Inc., a Delaware corporation and its successors in interest.

               Seller Mortgage Loan Information: Information relating to the Mortgage Loans furnished by the Seller to the Senior Underwriter, Mezzanine Underwriter, or PO Underwriter, as

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applicable, upon which the mathematical calculations reflected in the
Computational Materials of such Senior Underwriter, Mezzanine Underwriter or PO Underwriter, as applicable, are based.

               Senior Certificates: The _________________ Certificates.

               Senior Spread: The excess, if any, of (i) the purchase prices paid by investors to the Senior Underwriter for the Senior Certificates, other than the Retained Certificates, over (ii) the purchase price paid by the Senior Underwriter to the Depositor for such Senior Certificates pursuant to the Underwriting Agreement.

               Senior Underwriter: The Broker Dealer which is purchasing the Senior Certificates, other than the Retained Certificates, pursuant to the Underwriting Agreement.

               Senior Underwriter Information: The only written information furnished by or on behalf of the Senior Underwriter to the Depositor specifically for use in connection with the preparation of the Registration Statement or the Prospectus, such information being (i) the information relating to the Senior Underwriter set forth in the Prospectus Supplement under the caption "Method of Distribution" therein and (ii) any Computational Materials prepared by the Senior Underwriter, furnished to the Depositor and included in the Form 8-K; provided, however, that such Computational Materials shall not include any Seller Mortgage Loan Information or any errors in the mathematical calculations reflected in such Computational Materials to the extent such errors result from such Seller Mortgage Loan Information.

               Underwriting Agreement: The Underwriting Agreement, dated the date hereof, among the Depositor, the Senior Underwriter, the PO Underwriter and the Mezzanine Underwriter providing for the purchase and sale of the Public Certificates, other than the Retained Certificates.

        1.2    Other Terms.

               Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement or the Purchase Agreement, as applicable.

        1.3    Interpretive Principle.

               A Broker Dealer may be acting in more than one capacity, e.g., the Senior Underwriter also may be the PO Underwriter. References herein to a Broker Dealer acting in a particular capacity shall refer to such Broker Dealer in such capacity only and shall not refer to other capacities, if any, being served by such Broker Dealer.

                                   ARTICLE II

                         Representations and Warranties

        2.1    Mutual Representation.

               Each party hereto represents to the other parties hereto that:

        (a) the execution, performance and delivery of this Agreement has been duly authorized by such party;

        (b) this Agreement has been duly executed and delivered by such party;
and

        (c) this Agreement constitutes the legal and valid obligations of such party.

        2.2    Other Representations.

        (a) The Depositor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and

        (b) The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

        2.3    Computational Materials.

               Each Broker Dealer which desires to furnish Computational Materials to the Depositor shall furnish fifteen (15) copies thereof to Brown & Wood LLP no later than 3:00 p.m. New York City time on the business day prior to the day on which the Prospectus Supplement is being cleared for printing. In addition, each Broker Dealer which has so furnished Computational Materials to the Depositor hereby represents as to the materials it has furnished as follows:

        (a) The Computational Materials so furnished by such Broker Dealer include all Computational Materials prepared by such Broker Dealer that:

                      (i) are generated based on assumptions regarding the
               payment priorities and characteristics of a Class of Certificates that is actually issued and purchased by a Broker Dealer; and

                      (ii) are provided to prospective investors under the
               following conditions prior to the time of filing of the Prospectus pursuant to Rule 424(b):


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                      (A) in the case of each prospective investor that has
                      orally indicated to such Broker Dealer that it will purchase all or a portion of the Class of Certificates to which such Computational Materials relate, the Computational Materials relating to such Class that are sent to such prospective investor; and

                      (B) for any other prospective investor, all Computational Materials that are sent to such prospective investor after the structure for the Certificates is finalized;

               provided, however, that the Computational Materials so furnished need not include any Computational Materials that relate to abandoned structures or that are furnished to prospective investors prior to the time that the structure of the Certificates is finalized where such investors have not indicated to such Broker Dealer their intention to purchase the Class or Classes of Certificates described in such Computational Materials.

               (b) The Computational Materials included in the Senior Underwriter Information, the Mezzanine Underwriter Information or the PO Underwriter Information, as applicable, pursuant to the definitions thereof do not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made that the Prospectus (exclusive of such Computational Materials and the Senior Underwriter Information, the Mezzanine Underwriter Information or the PO Underwriter Information, as the case may be, provided by such Underwriter) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

               (c) The Computational Materials contain customary legends regarding the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of principal payments or prepayments on any of the Mortgage Loans or the performance characteristics of the Certificates, and a statement to the effect that the Computational Materials were prepared by the applicable Broker Dealer in reliance on information regarding the Mortgage Loans furnished by the Issuer.

               (d) Neither the Depositor nor any of its affiliates participated in the preparation of the Computational Materials other than by supplying the Seller Mortgage Loan Information to the Broker Dealer.

               (e) At or prior to the time any Computational Materials are furnished to the Depositor for filing on the Form 8-K, the Broker Dealer furnishing such Computational Materials will provide to the Depositor and such Broker Dealer a letter, in form and substance reasonably satisfactory to the Depositor and such Broker Dealer, of a firm of independent public accountants of national reputation to the effect that such accountants have performed certain specified procedures with respect to such Computational Materials and have found no exceptions, other than such exceptions as are acceptable to the Depositor and the Broker Dealer. Fifty percent (50%) of the costs and expenses of such letter will be paid by each of the Broker Dealer obtaining the same and the Depositor.

                                   ARTICLE III

                                 Indemnification

        3.1    Indemnification.

               (a) The Depositor agrees to indemnify and hold harmless each Broker Dealer and each person who controls a Broker Dealer within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Depositor Memorandum Information, the Depositor Prospectus Information or the Depositor Registration Information or in any revision or amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the Depositor Registration Information, the Depositor Prospectus Information or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in the Depositor Memorandum Information, the Depositor Prospectus Information or the Depositor Registration Information or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor shall not be liable to a particular Broker Dealer or any person who controls such Broker Dealer to the extent that any misstatement or alleged misstatement or omission or alleged omission was (i) made in reliance upon and in conformity with the Senior Underwriter Information, the PO Underwriter Information, the Mezzanine Underwriter Information or the Purchaser Information, as applicable, and (ii) in the case of the Depositor Prospectus Information, to the extent that such misstatement or omission was corrected and such Broker Dealer did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the Exchange Act, if the Depositor has previously furnished copies thereof to the Broker Dealers in accordance with the terms of the Underwriting Agreement or the Purchase Agreement, as applicable. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

               (b) Each Broker Dealer severally agrees to indemnify and hold harmless the Depositor, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls the Depositor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from the Depositor to each Broker Dealer; provided, however, that a Broker Dealer will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) the Senior Underwriter Information, in the case of the Senior Underwriter, (ii) the PO Underwriter Information, in the case of the PO Underwriter, (iii) the Mezzanine Underwriter Information, in the case of the Mezzanine Underwriter and (iv) the Purchaser Information, in the case of the Purchaser; and provided, further, that any such omission or alleged omission relating to the Computational Materials included in the Senior Underwriter Information, the PO Underwriter Information or the Mezzanine Underwriter Information, as the case may be, pursuant to the definitions thereof shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and Prospectus were made. This indemnity agreement will be in addition to any liability which any Broker Dealer may otherwise have.

               (c) The Senior Underwriter agrees to indemnify and hold harmless each other Broker Dealer and each person who controls such a Broker Dealer within the meaning of the Act or the Exchange Act, to the same extent as the indemnities from the Depositor to each Broker Dealer in Section 3.1(a); provided, however, that the Senior Underwriter will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Senior Underwriter Information; and provided, further, that any such omission or alleged omission relating to the Computational Materials included in the Senior Underwriter Information pursuant to the definition thereof shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and Prospectus were made. This indemnity agreement will be in addition to any liability which the Senior Underwriter may otherwise have.

               (d) The PO Underwriter agrees to indemnify and hold harmless each other Broker Dealer and each person who controls such a Broker Dealer within the meaning of the Act or the Exchange Act, to the same extent as the indemnities from the Depositor to each Broker Dealer in Section 3.1(a); provided, however, that the PO Underwriter will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the PO Underwriter Information; and provided, further, that any such omission or alleged omission relating to the Computational Materials included in the PO Underwriter Information pursuant to the definition thereof shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and Prospectus were made. This indemnity agreement will be in addition to any liability which the PO Underwriter may otherwise have.

               (e) The Mezzanine Underwriter agrees to indemnify and hold harmless each other Broker Dealer and each person who controls such a Broker Dealer within the meaning of


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



the Act or the Exchange Act, to the same extent as the indemnities from the Depositor to each Broker Dealer in Section 3.1(a); provided, however, that the Mezzanine Underwriter will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Mezzanine Underwriter Information; and provided, further, that any such omission or alleged omission relating to the Computational Materials included in the Mezzanine Underwriter Information pursuant to the definition thereof shall be determined by reading such Computational Materials in conjunction with the Prospectus as an integral document and in light of the circumstances under which such statements in the Computational Materials and Prospectus were made. This indemnity agreement will be in addition to any liability which the Mezzanine Underwriter may otherwise have.

               (f) The Purchaser agrees to indemnify and hold harmless each other Broker Dealer and each person who controls such a Broker Dealer within the meaning of the Act or the Exchange Act to the same extent as the indemnities from the Depositor to each Broker Dealer in Section 3.1(a); provided, however, that the Purchaser will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Purchaser Information. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

               (g) Promptly after receipt by an indemnified party under this
Section 3.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.1, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for each of, and approved by, the Senior Underwriter, the PO


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




Underwriter, the Mezzanine Underwriter or the Purchaser, as applicable, in the case of paragraph (a) of this Section 3.1, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        3.2    Contribution.

               (a) If the indemnification provided for in Section 3.1 is unavailable or insufficient to hold harmless an indemnified party under Section 3.1(a)-(f), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 3.1 above in such proportion as is appropriate to reflect the following: (A) in the case of any Broker Dealer which did not furnish Computational Materials as provided in Section 2.3 hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Broker Dealers on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Broker Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; or (B) in the case of any Broker Dealer which did so furnish Computational Materials, (i) the relative benefits received by the Depositor on the one hand and the Broker Dealers on the other from the offering of the Offered Certificates and (ii) the relative fault of the Depositor on the one hand and the Broker Dealers on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Broker Dealers on the other shall be in such proportion so that the Broker Dealers are responsible for an amount equal to the sum of the Senior Spread, the PO Spread, the Mezzanine Spread and the Purchase Spread and the Depositor is responsible for the balance. The relative benefits received by the Senior Underwriter, the PO Underwriter, the Mezzanine Underwriter and the Purchaser shall be the Senior Spread, in the case of the Senior Underwriter, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriter, and the Purchase Spread, in the case of the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Depositor or by the Broker Dealers and the parties'


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relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.2(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 3.2(a). A Broker Dealer shall not be required to contribute any amount in excess of (x) the Senior Spread, in the case of the Senior Underwriter, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriter, or the Purchase Spread, in the case of the Purchaser over (y) the amount of any damages which the applicable Broker Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the statements or omissions or alleged statements or alleged omissions which resulted in contribution were contained in or omitted from Computational Materials filed on the Form 8-K, the preceding limitation on contribution shall be inapplicable to the Broker Dealer which furnished such Computational Materials. The obligation of any Broker Dealer to contribute under this Section
3.2 is several in proportion to the Senior Spread, the PO Spread, the Mezzanine Spread and the Purchase Spread, respectively. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (b) Each Broker Dealer, severally and not jointly, agrees to contribute to the losses, claims, damages or liabilities paid or incurred by any other Broker Dealer to the extent such other Broker Dealer has paid or incurred losses, claims, damages or liabilities in excess of the Senior Spread, in the case of the Senior Underwriter, the PO Spread, in the case of the PO Underwriter, the Mezzanine Spread, in the case of the Mezzanine Underwriter or the Purchase Spread, in the case of the Purchaser but such contribution obligation shall not exceed the product of such excess and a fraction the numerator of which is the Senior Spread, the Mezzanine Spread, the PO Spread or the Purchase Spread, as applicable, and the denominator of which is the sum of the Senior Spread, the Mezzanine Spread, the PO Spread and the Purchase Spread; provided, however, that if any Broker Dealer defaults in its obligation to any other Broker Dealer hereunder, each non-defaulting Broker Dealer shall contribute to the payment of the defaulted obligations in accordance with the fraction set forth above; and provided, further that if a Broker Dealer is required to contribute an amount in excess of the Senior Spread, the PO Spread, the Mezzanine Spread or the Purchase Spread, as applicable, because such Broker Dealer's Computational Materials resulted in the contribution, the other Broker Dealers shall not be required to contribute in excess of the Senior Spread, the PO Spread, the Mezzanine Spread or the Purchase Spread, as applicable.

        3.3    Benefits.

               The obligations of the Depositor under this Article III shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Broker Dealer within the meaning of the Act; and the obligations of each Broker Dealer under this Article III shall be in addition to any


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



liability which such Broker Dealer may otherwise have and shall have extended upon the same terms and conditions, to the officers of the Depositor who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls the Depositor within the meaning of either the Act or the Exchange Act.

        3.4    Seller Obligation.

               The Seller agrees with each Broker Dealer, for the sole and exclusive benefit of such Broker Dealer and each person who controls a Broker Dealer within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Broker Dealer, to indemnify and hold harmless each Broker Dealer and each person who controls a Broker Dealer within the meaning of either the Act or the Exchange Act against any failure by the Depositor to perform any of its obligations under this Agreement. The Seller agrees that there are no conditions precedent to the obligations of the Seller hereunder other than written demand to the Depositor to perform its obligations under this Agreement.

                                   ARTICLE IV

                                    Expenses

        4.1    Other Expenses.

               Any costs and expenses incurred in connection with the qualification of any of the Offered Certificates under the "blue sky" or securities laws of any state shall be paid by the Broker Dealer requesting such action. Unless otherwise agreed to among the Broker Dealers, any advertising or "tombstone" expenses shall be paid by the Broker Dealer incurring the same. Each Broker Dealer shall be responsible for all other costs and expenses incurred by it in connection with the purchase and sale of the Offered Certificates.

        4.2    OID Calculations.

               If a Broker Dealer fails to provide the Depositor with original issue discount ("OID") calculations within five business days after the Closing Date for any Certificates purchased by such Broker Dealer, such Broker Dealer agrees to reimburse the Trust Fund for any penalties actually incurred by the Trust Fund resulting from the failure of the Trust Fund to legend the Certificates with OID information or for any delay in legending, as well as for any other penalties actually imposed on the Trust Fund resulting from not having the OID information or for having such information late.


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





                                    ARTICLE V

                                     General

        5.1    Survival.

               This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Offered Certificates and any termination of the Underwriting Agreement and/or the Purchase Agreement.

        5.2    Successors.

               This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Article III hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

        5.3    Applicable Law.

               This Agreement will be governed by and construed in accordance with the laws of the State of New York disregarding principles of conflict of laws.

        5.4    Miscellaneous.

               Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        5.5    Notices.

               All communications hereunder shall be in writing and effective only on receipt and, if sent to a Broker Dealer, shall be delivered to the address specified on the signature page hereof; or if sent to the Depositor, shall be delivered to 155 North Lake Avenue, Pasadena, California 91101,
Attention:


                                   **********


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


               IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers on the date first above written.

                                INDYMAC MBS, INC.

                                By:_____________________________
                                   Name:
                                   Title:



                                INDYMAC, INC.

                                By:_____________________________
                                   Name:
                                   Title:
                                   Address:  155 North Lake Avenue, 8th Floor
                                             Pasadena, California 91101


                                ----------------------------------
                                (Underwriter/Purchaser)


                                By: ___________________________________
                                    Name:
                                    Title:
                                    Address: ________________________

                                             ________________________


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